UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

Form 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported):  10/06/2010

Wells Timberland REIT, Inc.
(Exact name of registrant as specified in its charter)

Commission File Number:  000-53193

MD	203536671
(State or other jurisdiction of	(IRS Employer
incorporation)	Identification No.)

6200 The Corners Parkway
Norcross, GA 30092-3365
(Address of principal executive offices, including zip code)

770-449-7800
(Registrant’s telephone number, including area code)

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:
[  ]   Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[  ]   Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[  ]   Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[  ]   Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.03.    Amendments to Articles of Incorporation or Bylaws; Change in Fiscal Year

On October 6, 2010, at a meeting of the Board of Directors (the "Board") of Wells Timberland REIT, Inc. (the "Company"), the Board unanimously adopted an amendment to the Company's Third Amended and Restated Bylaws (the "Amendment"), effective as of October 6, 2010. The Amendment creates a new Article XIV, which provides that the maximum amount of leverage that the Company may have in relation to its net assets shall not exceed 200%. The Amendment also provides that any amendment to Article XIV shall be valid only if approved by the affirmative vote of the Company's stockholders entitled to cast a majority of all votes entitled to be cast on the matter.

In conjunction with the adoption of the Amendment, the Board also unanimously approved Amendment No. 1 to the Company's Fifth Articles of Amendment and Restatement (the "Charter"), to limit the amount of leverage the Company may incur in a manner consistent with the amended bylaws. The Board will submit Amendment No. 1 to the Charter for consideration and approval by the stockholders of the Company at its 2011 annual meeting of stockholders.

Item 9.01.    Financial Statements and Exhibits

3.1 First Amendment to the Third Amended and Restated Bylaws

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Wells Timberland REIT, Inc.

Date: October 12, 2010	By:	/s/ Douglas P. Williams
Douglas P. Williams
Executive Vice President, Secretary and Treasurer

EXHIBIT INDEX

Exhibit No.	Description
EX-3.1	First Amendment to the Third Amended and Restated Bylaws